                                                                 EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Allocation Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 10 to Registration Statement No. 33-22462 of our report dated December 1, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

Deloitte & Touche LLP

Princeton, New Jersey

February 23, 1996